Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Discovery Communications, Inc., of our reports dated February 14, 2008 relating to the financial statements of Discovery Communications Holding, LLC and Discovery Communications, Inc. which appear in Discovery Communications, Inc.’s Current Report on Form 8-K/A dated November 26, 2008.

/s/ PricewaterhouseCoopers LLP
McLean, VA
December 12, 2008